EXHIBIT 99.1

News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports Second-Quarter Financial Results
Quarterly Earnings Exceed Guidance; Revenue Grows 13%;
TelaPoint Acquisition Expands Range of Services Offered
SOUTH PORTLAND, MAINE — August 7, 2007 — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the second quarter ended June 30, 2007.
For the second quarter of 2007, total revenue increased 13% to $86.0 million from $76.2 million in the second quarter of 2006. Net income to common shareholders on a GAAP basis was $18.3 million, or $0.45 per diluted share, compared with $9.9 million, or $0.24 per share, for the comparable quarter last year. On a non-GAAP basis, the Company’s adjusted net income increased 45% to $20.5 million, or $0.50 per diluted share, from $14.1 million, or $0.34 per diluted share, for the year-earlier period.
Wright Express uses fuel-price derivative instruments to mitigate financial risks associated with the variability in fuel prices. For the second quarter of 2007, the Company’s GAAP financial results include an unrealized $4.0 million pre-tax, non-cash, mark-to-market loss on these instruments. For the second quarter of 2006, the Company reported an unrealized pre-tax, non-cash, mark-to-market loss of $7.5 million. Exhibit 1 reconciles adjusted net income for the second quarters of 2007 and 2006, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis, to eliminate the volatility associated with its derivative instruments, and to measure the amount of cash that is available for making payments on the Company’s financing debt and discretionary purposes. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.
Second-Quarter 2007 Performance Metrics
•	Payment processing transactions increased 16% to 53.2 million and transaction processing transactions decreased 34% to 9.9 million, primarily reflecting the conversion to payment processing of the Company’s ExxonMobil portfolio in December 2006. Total fuel transactions processed increased 3% from the second quarter of 2006 to 63.1 million

•	Average number of vehicles serviced was approximately 4.4 million, compared with approximately 4.3 million in the second quarter of 2006.

•	Average expenditure per payment processing transaction increased 5% to $60.10 from $57.45 for the same period last year.

•	Average retail fuel price was $2.95 per gallon, compared with $2.86 per gallon or a 3% increase over the second quarter a year ago.

•	Total MasterCard purchase volume grew 40% to $464.4 million from $332.7 million for the comparable period in 2006.

•	Wright Express repurchased approximately 210,000 shares of its common stock at a cost of approximately $6.5 million during the second quarter of 2007.
Additional selected non-financial metrics are presented in Exhibit 2.
Management Comments
“Our financial results this quarter were strong with adjusted net income exceeding the top end of our guidance,” said Michael Dubyak, president and chief executive officer. “This also was an excellent quarter from a business standpoint, with solid demand for fleet cards and transaction volume in line with expectations, as well as continued outstanding performance in MasterCard.”
“Our direct and co-brand sales channels are doing well, and we posted another strong quarter of growth in our heavy truck segment,” Dubyak said. “In addition, sequential trends in our private label channel were positive in the second quarter, suggesting the turnaround we forecasted for this line of business is under way.”
“We expect the acquisition of TelaPoint, which we announced today, to provide Wright Express with an incremental revenue stream as well as an expansion of the range of services we offer, especially to fuel merchants,” said Dubyak. “TelaPoint’s browser-based software product transforms fuel merchants, distributors of all sizes and many commercial fleets - anyone with fuel storage tanks - into sales prospects for a Wright Express fuel inventory solution. This is an attractive, value-added complement to the fleet card relationship we have traditionally enjoyed with these key customers.”
“Looking forward, we remain confident about our prospects for the second half of the year,” Dubyak said. “Transaction volume in our core business met internal expectations this quarter and our pipeline of new business is favorable. We continue to execute successfully on our strategy to capture a larger share of total U.S. fleet spend while developing other opportunities to grow our revenue organically. The new credit facility we put in place during the quarter will give us additional flexibility for future acquisitions and to repurchase shares, while significantly reducing the cost of our debt. At the same time, as demonstrated by TelaPoint, we continue to seek opportunities for alliances, mergers or acquisitions that can accelerate our overall growth and/or enhance our strategic position.”

Financial Guidance
Wright Express Corporation is issuing financial guidance for the third quarter of 2007 and updating financial guidance for the full year 2007. The Company’s guidance excludes the impact of non-cash, mark-to-market adjustments on its fuel-price-related derivative instruments, as well as the amortization of intangibles purchased in connection with the acquisition of TelaPoint. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the third quarter of 2007, revenue in the range of $83 million to $88 million. This is based on an assumed average retail fuel price of $2.97 per gallon.

•	Third-quarter 2007 adjusted net income, excluding unrealized gain or loss on derivative instruments and amortization of purchased intangibles, in the range of $20 million to $22 million, or $0.50 to $0.53 per diluted share, based on approximately 41 million shares outstanding.

•	For the full year 2007, revenue in the range of $320 million to $330 million. This is based on an assumed average retail fuel price of $2.77 per gallon.

•	Net income for the full year 2007, excluding unrealized gain or loss on derivative instruments and amortization of purchased intangibles, in the range of $74 million to $77 million, or $1.82 to $1.88 per diluted share, based on approximately 41 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today, August 7, at 9:00 a.m. (ET) to discuss the Company’s second-quarter financial results, the TelaPoint acquisition and business outlook. The conference call will be webcast live on the Internet, and can be accessed at the “Investor Relations” section of the Company’s website (www.wrightexpress.com). The live conference call can also be accessed by dialing (800) 479-1628 or (719) 457-2729. A replay of the webcast will be available on the Company’s website for approximately three months.
About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for approximately 295,000 commercial and government fleets containing 4.4 million vehicles. Wright Express markets these services directly as well as through more than 125 strategic relationships, and offers a MasterCard-branded corporate card. The Company employs more than 675 people and maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit http://www.wrightexpress.com.

This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s: expectation of continued improvement in total transaction volume and transaction volume in the private label channel; expectation of an incremental revenue stream and expansion in the Company’s range of services resulting from the acquisition of TelaPoint; expectation that the new credit facility will provide additional flexibility for future acquisitions, the repurchase shares and a reduction in the cost of debt; expectation of continued successful execution of the Company’s strategy to capture a larger share of total U.S. fleet spend while developing other opportunities to grow our revenue organically; and guidance for third-quarter and full-year 2007 results.
These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: volatility in fuel prices; third-quarter and full-year 2007 fueling patterns; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; the risks associated with the profitability and integration of TelaPoint, Inc.’s operations; changes in interest rates and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on February 28, 2007, and the Company’s other periodic and current reports. Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Payment processing revenue	$66,973	$57,693	$121,167	$104,649
Transaction processing revenue	3,652	4,343	7,127	8,553
Account servicing revenue	6,328	5,926	12,508	11,841
Finance fees	6,566	5,243	12,132	10,481
Other	2,454	2,959	4,861	5,278

Total revenues	85,973	76,164	157,795	140,802

Expenses
Salary and other personnel	15,699	15,196	31,828	29,550
Service fees	3,440	3,377	7,111	6,417
Provision for credit losses	3,043	2,302	9,306	6,220
Technology leasing and support	2,262	1,934	4,602	3,797
Occupancy and equipment	1,502	1,703	3,096	3,295
Depreciation and amortization	3,338	2,692	6,640	5,206
Operating interest expense	8,946	6,042	15,867	10,649
Other	5,096	4,406	9,795	8,249

Total operating expenses	43,326	37,652	88,245	73,383

Operating income	42,647	38,512	69,550	67,419

Financing interest expense	(3,001)	(3,666)	(6,131)	(7,394)
Loss on extinguishment of debt	(1,572)	—	(1,572)	—
Net realized and unrealized losses on derivative instruments	(9,639)	(20,509)	(20,329)	(27,987)

Income before income taxes	28,435	14,337	41,518	32,038
Provision for income taxes	10,106	4,481	14,852	10,832

Net income	18,329	9,856	26,666	21,206

Change in net unrealized loss on available-for-sale securities, net of tax effect of $(53) and $(48) in 2007 and $(21) and $(62) in 2006	(95)	(55)	(87)	(118)
Change in net unrealized gain on interest rate swaps, net of tax effect of $(42) and $(162) in 2007 and $(49) and $37 in 2006	(61)	(20)	(234)	48

Comprehensive income	$18,173	$9,781	$26,345	$21,136

Earnings per share:
Basic	$0.46	$0.24	$0.66	$0.53
Diluted	$0.45	$0.24	$0.65	$0.52

Weighted average common shares outstanding:
Basic	39,995	40,331	40,170	40,288
Diluted	41,084	41,086	40,853	41,035

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,
	2007	December 31,
	(unaudited)	2006

Assets
Cash and cash equivalents	$32,937	$35,060
Accounts receivable (less reserve for credit losses of $9,453 in 2007 and $9,749 in 2006)	1,134,266	802,165
Available-for-sale securities	7,443	8,023
Property, equipment and capitalized software, net	44,823	39,970
Deferred income taxes, net	365,956	377,276
Intangible assets	2,421	2,421
Goodwill	272,861	272,861
Other assets	18,385	13,239

Total assets	$1,879,092	$1,551,015

Liabilities and Stockholders’ Equity
Accounts payable	$433,184	$297,102
Accrued expenses	21,831	26,065
Income taxes payable	—	813
Deposits	599,751	394,699
Borrowed federal funds	25,350	65,396
Revolving line-of-credit facilities	164,600	20,000
Term loan, net	—	129,760
Derivative instruments, at fair value	19,106	4,524
Other liabilities	4,350	1,170
Amounts due to Avis under tax receivable agreement	407,315	418,359
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible, redeemable preferred stock; 0.1 shares issued and outstanding	10,000	10,000

Total liabilities	1,685,487	1,367,888

Stockholders’ Equity
Common stock $0.01 par value; 175,000 shares authorized, 40,668 in 2007 and 40,430 in 2006 issued	407	404
Additional paid-in capital	94,098	89,325
Retained earnings	119,928	93,262
Other comprehensive income, net of tax:
Net unrealized loss on available-for-sale securities	(185)	(98)
Net unrealized gain on interest rate swaps	—	234

Accumulated other comprehensive income	(185)	136
Less treasury stock at cost, 699 shares in 2007 and no shares in 2006	(20,643)	—

Total stockholders’ equity	193,605	183,127

Total liabilities and stockholders’ equity	$1,879,092	$1,551,015

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2007	2006

Cash flows from operating activities
Net income	$26,666	$21,206
Adjustments to reconcile net income to net cash used for operating activities:
Change in net unrealized loss on derivative instruments	14,582	8,888
Stock-based compensation	2,146	1,553
Depreciation and amortization	7,223	5,766
Loss on extinguishment of debt	1,572	—
Deferred taxes	11,530	6,365
Provision for credit losses	9,306	6,220
Loss on disposal and impairment of property and equipment	—	5
Changes in operating assets and liabilities:
Accounts receivable	(341,407)	(244,945)
Other assets	(1,995)	1,744
Accounts payable	136,082	141,746
Accrued expenses	(4,305)	(2,476)
Income taxes	(4,277)	—
Other liabilities	308	832
Amounts due to Avis	(11,044)	(9,479)

Net cash used for operating activities	(153,613)	(62,575)

Cash flows from investing activities
Purchases of property and equipment	(8,621)	(6,216)
Purchases of available-for-sale securities	(70)	(66)
Maturities of available-for-sale securities	515	14,777

Net cash (used for) provided by investing activities	(8,176)	8,495

Cash flows from financing activities
Excess tax benefits from equity instrument share-based payment arrangements	1,613	251
Payments in lieu of issuing shares of common stock	(1,152)	(682)
Proceeds from stock option exercises	2,240	1,229
Net increase in deposits	205,052	76,065
Net decrease in borrowed federal funds	(40,046)	(29,677)
Net borrowings on 2007 revolving line-of-credit facility	164,600	—
Loan origination fees paid for 2007 revolving line-of-credit facility	(998)	—
Net repayments on 2005 revolving line-of-credit facility	(20,000)	(5,000)
Repayments on term loan	(131,000)	(16,500)
Purchase of shares of treasury stock	(20,643)	—

Net cash provided by financing activities	159,666	25,686

Net change in cash and cash equivalents	(2,123)	(28,394)
Cash and cash equivalents, beginning of period	35,060	44,994

Cash and cash equivalents, end of period	$32,937	$16,600

Supplemental cash flow information:
Interest paid	$20,309	$17,362
Income taxes (received) paid	$5,871	$925

Significant non-cash transactions:
Capitalized software licensing agreement	$2,872	$—

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Income
Second Quarter 2007
(in thousands)
(unaudited)

	Three months ended	Three months ended
	June 30, 2007	June 30, 2006
Adjusted net income	$20,454	$14,121
Non-cash, mark-to-market adjustments on derivative instruments	(3,991)	(7,462)
Tax impact of mark to market adjustments	1,866	3,197

GAAP net income	$18,329	$9,856

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts; and

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.
Going forward, the Company will exclude the amortization of purchased intangibles from its adjusted net income.

Exhibit 2
Wright Express Corporation
Selected Non Financial Metrics

	Q2 2007*	Q1 2007*	Q4 2006	Q3 2006	Q2 2006
Fleet Payment Processing Revenue:
Payment processing transactions (000s)	53,181	50,559	45,075	46,800	45,998
Gallons per payment processing transaction	20.3	20.3	20.6	20.2	20.1
Payment processing gallons of fuel (000s)	1,082,132	1,024,847	926,605	944,458	924,343
Average fuel price	$2.95	2.43	2.37	2.87	2.86
Payment processing $ of fuel (000s)	$3,196,224	2,493,781	2,194,543	2,712,120	2,642,456
Net payment processing rate	1.93%	1.99%	2.13%	2.02%	2.03%
Fleet payment processing revenue (000s)	$61,777	49,607	46,647	54,841	53,590

MasterCard Payment Processing Revenue:
MasterCard purchase volume (000s)	$464,425	385,153	332,934	365,739	332,706
Net interchange rate	1.12%	1.19%	1.23%	1.21%	1.23%
MasterCard payment processing revenue (000s)	$5,197	4,587	4,089	4,416	4,105
Definitions:
Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with Wright Express.
Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with Wright Express.
Payment processing $ of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with Wright Express.
Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that Wright Express records as revenue from merchants less any discounts given to fleets or strategic relationships.
MasterCard purchase volume represents the total dollar value of all transactions that use a Wright Express MasterCard branded product.
Net interchange rate represents the percentage of the dollar value of each MasterCard transaction that Wright Express records as revenue less any discounts given to customers.

*	2007 results are affected by the conversion of the ExxonMobil portfolio to a payment processing relationship.